Exhibit 10.1

SHARE EXCHANGE AGREEMENT

among

PETROCORP INC.,

MEA TESTING SYSTEMS LTD.

and

THE SHAREHOLDERS OF MEA TESTING SYSTEMS LTD.

July 26, 2022

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of July 26, 2022 (this “Agreement”), by and among Petrocorp Inc., a Delaware corporation (the “Parent”), MEA Testing Systems Ltd., a corporation established in the State of Israel (the “Company”), and certain shareholders of the Company (each, a “Shareholder” and collectively the “Shareholders”) The Parent, the Company and each of the Shareholders is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, as of the date of this Agreement, the Company has issued and outstanding 1,589,819 ordinary shares, par value NIS0.01 per share, and another 130,000 ordinary shares issued following the exercise of options held by employees of the Company, which shares are held by a trustee, for the benefit of such employees, and 1,525,915 preferred shares, par value NIS0.01 per share (together, the “Company Shares”), all of which are held by the Shareholders and other shareholders of the Company, in the names and amounts as indicated on Exhibit A attached hereto; and

WHEREAS, the Company has an option plan for its employees pursuant to which options to purchase an aggregate of 185,530 ordinary shares of the Company are currently exercisable (the “Company Options”) by the holders thereof; and

WHEREAS, the Company is a party to an investment agreement (the “Investment Agreement”) pursuant to which a preferred stockholder in the Company has an option to invest an amount of $1,000,000 in the Company in return for 1,524,390 preferred shares of the Company and other rights and preferences provided for therein (the “Original Warrant”); and

WHEREAS, the respective Boards of Directors of each of the Parent and the Company has determined that it is in the best interests of the Parent and the Company and its respective shareholders that the Company become a majority owned subsidiary of the Parent; and

WHEREAS, the Shareholders have agreed to transfer all of their Shares in exchange for newly issued shares of the Parent (“Parent Shares”) at an exchange rate of (the “Exchange Ratio”) (a) 1 ordinary share for 34.92 shares of common stock, par value $0.0001 per share, of Parent, and (b) every 5 preferred shares of the Company for 1 newly issued preferred share of Parent – each preferred share of the Parent will be convertible to 174.61 shares of common stock of the Parent and with other rights and designations identical to those held by the preferred shareholders of the Company immediately prior to the Closing; it is hereby clarified, acknowledged and agreed among the Parties that the Exchange Ratios stated above (as well as the ratio set for the exchange rate between the Company Options and the Parent Options set forth below) assumes the sale of all (100%) of the Company’s share capital (on a fully diluted basis) in which the Company’s share capital will be exchanged for shares and options to purchase shares 88.41% of the share capital of the Parent (on a fully diluted basis) – if not all of the Company’s share capital are transferred to the Parent by the Shareholders, such Exchange Rates will be adjusted respectively; and

WHEREAS, the Parties further agree that the Parent Shares to be received by the Shareholders, and the Company Shares to be obtained by Parent, shall be held in escrow as described herein; and

WHEREAS, in accordance with the Company’s employee stock option plan, the Company Options shall be assumed by the Parent and substituted with options to purchase common stock of the Parent (“Parent Options”), at the same Exchange Rate of the Company’s Ordinary Shares, with rights substantially similar to the rights vested in the Company Options; and

WHEREAS, the Parent Options will be issued in accordance with an employee stock option plan to be adopted by the Parent at the Closing, to include an Israeli Appendix enabling the issuance of the Parent Options to residents of the State of Israel pursuant to Section 102(b) of the Israeli Tax Ordinance (capital gain route) (the “Parent ESOP”) and held in trust by a trustee for the benefit of the holders thereof.

NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows:

ARTICLE I

EXCHANGE OF SHARES

1.1 Actions at the Closing. At the Closing (as defined in Section 1.2):

1.1.1 The Shareholders shall sell, transfer, convey, assign and deliver to the Parent all of the issued and outstanding Company Shares held by them, free and clear of all liens, security interests, pledges, claims of any kind, voting trusts, shareholder agreements and any other encumbrances (collectively, “Liens”) in exchange for the Parent Shares at the Exchange Ratio, as set forth in the amounts and to the Shareholders as indicated on Exhibit A attached hereto. No fractional shares shall be issued upon exchange of the Company Shares to the Parent Shares, and the number of Parent Shares to be issued shall be rounded to the nearest whole number.

1.1.2 Full Finance Israel, LP, the holder of the Original Warrant, shall exchange the Original Warrant for a warrant to purchase preferred shares of the Parent (“Full Finance Warrant”) to be issued by the Parent to it in the form attached hereto as Exhibit B. However, should the Original Warrant be exercised prior to the Closing, all preferred shares issued upon exercise thereof, will be deemed as Company Shares to be exchanged for Parent Shares at the Closing pursuant to the provisions of Section 1.1.1 above and all references in this Agreement regarding the exchange of the Original Warrant with the Full Finance Warrant, shall be deem null and void.

1.1.3 The Parent shall adopt the Parent ESOP.

1.2 Closing. The consummation of the transactions (the “Transactions”) contemplated by this Agreement (the “Closing”) shall take place on such date, time and at such location to be determined by the Company and Parent, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”). Notwithstanding anything provided in this Agreement to the contrary, the Parties agree that there will be no Closing until and unless no less than 80% of the share capital of the Company have executed this Agreement and agreed to exchange their Company Shares for Parent Shares. Upon a Closing of less than 100% of the share capital of the Company being exchanged for Parent Shares, the Exchange Ratio will be adjusted proportionally and pro ratably based on the amount of Company Shares being exchanged.

1.3 Escrow. In order to ensure compliance with the pre-tax ruling issued by the Israel Tax Authority and the compliance of all Shareholders with the terms of the Leak Out Agreement, the Parties will appoint an escrow agent (the “Escrow Agent”) in connection with the Transactions and shall execute and deliver an escrow agreement (the “Escrow Agreement”). The Escrow Agent and the terms of the Escrow Agreement will be agreed upon between the Parties prior to Closing. At the Closing, the Escrow Agent shall hold in escrow pursuant to the terms of the Escrow Agreement (i) the Parent Shares to be received by the Shareholders in exchange for their Company Shares; and (ii) the Company Shares to be received by Parent in consideration for the issuance of the Parent Shares.

1.4 102 Trust. In order to ensure compliance of the Parent ESOP with the provisions of Section 102 of the Israeli Tax Ordinance, the Parent will appoint a trustee (the “102 Trustee”) in connection with the Parent ESOP and the Parent Options to be issued pursuant thereto and shall execute and deliver all required documents and agreements required or requested in connection therewith. All Parent Options, following the issuance thereof, shall be held by the Trustee in accordance with the provision of the aforesaid Section 102.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

(A) As an inducement to the Parent to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Company’s disclosure schedules attached hereto (the “Company Disclosure Schedules”) (it being agreed that any matter disclosed in any Section of the Company Disclosure Schedules will be deemed to apply to and qualify the Section of this Article II to which it corresponds in number and each other Section of this Article II to the extent that it is reasonably apparent on its face that such information is applicable to such other Section),the Company represents and warrants to the Parent, as of the date hereof and as of the Closing Date, as follows:

2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Israel. The Company is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Parent complete and accurate copies of its memorandum and articles of association. The Company is not in default under or in violation of any provision of its certificate of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument except where such default or violation would not be reasonably expected to have a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Company taken as a whole; provided, that, in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (a) conditions generally affecting the industries in which the Company participates or the global economy or capital markets as a whole; (b) any failure by the Company to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Transactions; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP (as defined in Section 2.7 below), other applicable accounting rules or applicable Law (as defined in Section 2.4 below), or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

2.2 Capitalization. The authorized share capital of the Company consists of 10,000,000 shares, of which 5,000,000 have been designated as ordinary shares (“Company Ordinary Shares”) and 5,000,000 have been designated as preferred shares (“Company Preferred Shares”). As of the date of this Agreement, and as of immediately prior to the consummation of the Transactions, 1,719,819 Company Ordinary Shares, and 1,525,915 Company Preferred Shares are issued and outstanding. No other shares of the Company are issued and outstanding, and no shares of the Company are held in the treasury of the Company. Schedule 2.2 of the Company Disclosure Schedule sets forth a complete and accurate list of all of the shareholders of the Company together with the number and class of shares of the Company each holds. All of the issued and outstanding shares of the Company are duly authorized, validly issued, fully paid, nonassessable and, free of all preemptive rights, and have been or will be issued in accordance with applicable Laws, including, without limitation, the Israeli securities Laws. Other than as set forth on Schedule 2.2 of the Company Disclosure Schedule, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of the shares of the Company or pursuant to which any outstanding Company Share is subject to vesting. There are no outstanding or authorized share appreciation, phantom stock or similar rights with respect to the Company. Other than as listed in Schedule 2.2 of the Company Disclosure Schedule, there are no agreements to which the Company is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under the Securities Act of 1933, as amended (the “Securities Act”) or Israeli securities Laws, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. The Company is not aware of any agreements to which the Company is not a party and by which it is not bound, with respect to the voting (including, without limitation, voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Company. All of the issued and outstanding shares of the Company were issued in compliance in all material respects with applicable securities laws.

2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and (a) the approval of the Transactions as required by Israeli law, and (b) the approvals and waivers set forth in Schedule 2.3 of the Company Disclosure Schedule (collectively, the “Company Consents”), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the board of directors of the Company (i) determined that the Transaction is fair and in the best interests of the Company and (ii) approved this Agreement, subject to the applicable provisions of Israeli law. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

2.4 Non-contravention. Subject to the receipt of tax ruling from the Israeli Tax Authorities with respect to the Transactions and the receipt of the Company Consents, neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the Transactions will (a) materially conflict with or materially violate any provision of the articles of association of the Company, as amended to date, (b) require on the part of the Company any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”), (c) materially conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Company is a party or by which the Company is bound, which would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby (d) result in the imposition of any Security Interest (as defined below) upon any material assets of the Company, or (e) violate any Israeli, federal, state, local, municipal, foreign, international, multinational, Governmental Entity or other constitution, law, statute, ordinance, principle of common law, rule, regulation, code, governmental determination, order, writ, injunction, decree, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S., including Tax and U.S. antitrust laws (each, a “Law” and, collectively, “Laws”) applicable to the Company, except for any violation which would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement: “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic’s, materialmen’s and similar Security Interests, (ii) Security Interests arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, or (iii) Security Interests on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and “Ordinary Course of Business” means the ordinary course of the Company’s business, consistent with past custom and practice (including with respect to frequency and amount).

2.5 Subsidiaries. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

2.6 Compliance with Laws.

(a) the conduct and operations of the Company’s business, are in compliance with each Law applicable to the Company, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(b) has complied with all applicable securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been, within the past two years a party to any material litigation or the subject of any written threat of material litigation; and

(d) is not and has not, and it is not aware that the past and present officers, directors and Affiliates (as defined in Section 2.14(vii) below) are not and have not, been the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person, relating to the Company of its business.

2.7 Financial Statements. At or prior to Closing, the Company shall have provided or made available to the Parent the audited consolidated balance sheet of the Company (the “Company Balance Sheet”) at December 31, 2020 and 2021 (the “Company Balance Sheet Date”), and the related audited consolidated statements of operations and cash flows for the years ended December 31, 2020 and 2021 (collectively, the “Company Year-End Financial Statements” or the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with IFRS. It is agreed that following the Closing, the Company will commence the preparation of its financial statements in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby. The Company Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of the Company on a consolidated basis as of the respective dates thereof and for the periods referred to therein, and are consistent in all material respects with the books and records of the Company.

2.8 Absence of Certain Changes. Since the Company Balance Sheet Date, and except as set forth in Schedule 2.8 of the Company Disclosure Schedule, to the knowledge of the Company, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect.

2.9 Undisclosed Liabilities. To the knowledge of the Company, except as set forth in all Disclosure Schedules (including but not limited to Schedule 2.9 of the Company Disclosure Schedule), the Company has not had any liability (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Company Year-End Financial Statements, (b) liabilities not exceeding $5,000 in the aggregate that have arisen since the Company Balance Sheet Date in the Ordinary Course of Business, or (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by IFRS to be reflected on a balance sheet.

2.10 Tax Matters.

(a) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the State of Israel or the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the State of Israel or the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(ii) “Tax Returns” means all Israel, United States of America, state, local or foreign government reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with the Taxes.

(b) Except as set forth in Schedule 2.10 of the Company Disclosure Schedule, the Company has filed on a timely basis (taking into account any valid extensions) all material Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. The Company is not now and has never been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns. The Company has paid on a timely basis all material Taxes that were due and payable in accordance with the Tax Returns. The Company believes that unpaid Taxes of the Company for tax periods through the Company Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Balance Sheet. The Company does not have any actual or potential liability for any Tax obligation of any taxpayer other than the Company. To the best knowledge of the Company, all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

(c) Except as set forth in Schedule 2.10 of the Company Disclosure Schedule, the Company has delivered or made available to the Parent complete and accurate copies of last 2 years income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company since the date of the Company’s incorporation (the “Organization Date”). To the knowledge of the Company, no examination or audit of any Tax Return of the Company by any Governmental Entity is currently in progress or threatened or contemplated. The Company has not been informed in writing by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes, or agreed to an extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.

(d) No “net operating loss” of the Company determined as of the Closing Date is subject to limitation on its use pursuant to applicable laws. However, the Company cannot assure or guarantee that would not be change due to the transactions contemplated hereby.

2.11 Assets. The Company owns or leases all tangible assets reasonably necessary for the conduct of its businesses as presently conducted. Except as set forth in Schedule 2.10(d) of the Company Disclosure Schedule, each such tangible asset is free from any Security Interest and any material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Schedule 2.10(d) of the Company Disclosure Schedule, no material amount of assets of the Company (tangible or intangible) (including, without limitation, any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof) is subject to any Security Interest.

2.12 Owned Real Property. The Company does not own any real property.

2.13 Real Property Leases. Schedule 2.13 of the Company Disclosure Schedule lists all real property leased or subleased to or by the Company. The Company has delivered or made available to the Parent complete and accurate copies of the leases and subleases listed in Schedule 2.13 of the Company Disclosure Schedule. With respect to each lease and sublease listed in Schedule 2.13 of the Company Disclosure Schedule:

(a) the lease or sublease is a legal, valid, binding and enforceable obligation of the Company and is in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity;

(b) the lease or sublease will not, as a result of the execution and delivery by the Company of this Agreement or the Transaction Documentation or the consummation by the Company of the transactions contemplated hereby or thereby, cease to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the Closing will not, after the giving of notice, with lapse of time, or otherwise, result in a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease;

(c) to the knowledge of the Company, neither the Company, nor any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such lease or sublease, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect; and

(d) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

2.14 Contracts.

(a) Schedule 2.14 of the Company Disclosure Schedule lists all agreements to which the Company is a party, under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect.

(b) With respect to each agreement so listed, and except as set forth in Schedule 2.14 of the Company Disclosure Schedule: (i) the agreement is a legal, valid, binding and enforceable obligation of the Company and in full force and effect, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity whether applied in a court of law or a court of equity; (ii) the agreement will not, as a result of the execution and delivery by the Company of this Agreement or the Transaction Documentation, or the consummation by the Company of the transactions contemplated hereby or thereby, cease to be a legal, valid, binding and enforceable obligation of the Company, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity and will, or to be in full force and effect in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) to the knowledge of the Company, neither the Company, nor any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or, to the knowledge of the Company, any other party under such contract, except for any breach, violation or default that has not had and would not reasonably be anticipated to have a Company Material Adverse Effect.

2.15 Accounts Receivable. To the Company’s knowledge, all accounts receivable of the Company reflected on the Company Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Company Balance Sheet. To the Company’s knowledge, all accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Company Balance Sheet.

2.16 Powers of Attorney. Except as set forth in Schedule 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

2.17 Insurance. Schedule 2.16 of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy.

2.18 Warranties. No product or service sold or delivered by the Company is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company.

2.19 Litigation. Except as set forth in Schedule 2.19 of the Company Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which, to the Company’s knowledge, is pending or threatened against the Company, which (a) if determined adversely to the Company, would have or be reasonably anticipated to have, individually or in the aggregate, a Company Material Adverse Effect, or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.20 Employees.

(a) Schedule 2.20 of the Company Disclosure Schedule contains a list of all current employees of the Company, along with the position of each such person. Each such person is a party to a non-disclosure and assignment of inventions agreement with the Company. To the knowledge of the Company, no key employee or group of employees acting in concert has given written notice of any plans to terminate employment with the Company.

(b) The Company has complied in all material respects with all applicable employment laws, policies, procedures and agreements relating to employment, terms and conditions of employment and to the proper withholding and remission to the proper tax and other authorities of all sums required to be withheld from employees under applicable laws respecting such withholding.

(c) The accruals for vacation, sickness and disability expenses are accounted for on the Company Balance Sheet and are adequate and materially reflect the expenses associated therewith in accordance with IFRS.

2.21 Certain Business Relationships with Affiliates. Except as listed in Schedule 2.21 of the Company Disclosure Schedule, to the knowledge of the Company, no Affiliate of the Company (a) owns any material property or right, tangible or intangible, which is used in and material to the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company. Schedule 2.21 of the Company Disclosure Schedule describes any transactions involving the receipt or payment in excess of $5,000 in any fiscal year between the Company and any Affiliate of the Company which have occurred or existed, other than employment agreements or other compensation arrangements.

2.22 Brokers’ Fees. Except as listed in Schedule 2.22 of the Company Disclosure Schedule, the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.23 Books and Records. The minute books and other similar records of the Company made available to the Parent contain, in all material respects, complete and accurate records in all material respects of all actions taken at any meetings of the Company’s stockholders, board of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meetings, during the last two years.

2.24 Intellectual Property.

(a) The Company owns, is licensed or otherwise possesses legally enforceable rights to use, license and exploit all issued patents, copyrights, trademarks, service marks, trade names, trade secrets, and registered domain names and all applications for registration therefor (collectively, the “Intellectual Property Rights”) and all computer programs and other computer software, databases, know-how, proprietary technology, formulae, and development tools, together with all goodwill related to any of the foregoing (collectively, the “Intellectual Property”), in each case as is necessary to conduct its businesses as presently conducted, the absence of which would be considered reasonably likely to result in a Company Material Adverse Effect.

(b) Schedule 2.24(b) of the Company Disclosure Schedule sets forth, with respect to all issued patents and all registered copyrights, trademarks, service marks and domain names registered with any Governmental Entity by the Company or for which an application for registration has been filed with any Governmental Entity by the Company, (i) the registration or application number, the date filed and the title, if applicable, of the registration or application and (ii) the names of the jurisdictions covered by the applicable registration or application. Schedule 2.28(b) of the Company Disclosure Schedule identifies each agreement currently in effect containing any ongoing royalty or payment obligations of the Company in excess of $5,000 per annum with respect to Intellectual Property Rights and Intellectual Property that are licensed or otherwise made available to the Company.

(c) Except as set forth on Schedule 2.24(c) of the Company Disclosure Schedule, all Intellectual Property Rights of the Company that have been registered by it with any Governmental Entity are valid and subsisting, except as would not reasonably be expected to have a Company Material Adverse Effect. As of the Effective Date, in connection with such registered Intellectual Property Rights, all necessary registration, maintenance and renewal fees will have been paid and all necessary documents and certificates will have been filed with the relevant Governmental Entities.

(d) The Company is not currently, nor as a result of the consummation of the Transactions contemplated by this Agreement will it be, in breach in any material respect of any license, sublicense or other agreement relating to the Intellectual Property Rights of the Company, or any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company uses any patents, copyrights (including software), trademarks or other intellectual property rights of or owned by third parties (the “Third Party Intellectual Property Rights”), the breach of which would be reasonably likely to result in a Company Material Adverse Effect.

Except as set forth on Schedule 2.24(e) of the Company Disclosure Schedule, to the Company’s knowledge, the Company has not been named as a defendant in any suit, action or proceeding which involves a claim of infringement or misappropriation of any Third Party Intellectual Property Right, and the Company has not received any written notice of any actual or alleged infringement, misappropriation or unlawful or unauthorized use of any Third Party Intellectual Property Right. With respect to its product candidates and products in research or development, after the same are marketed, the Company will not, to its knowledge, infringe any Third Party Intellectual Property Rights in any material manner.

To the knowledge of the Company, except as set forth on Schedule 2.24(f) of the Company Disclosure Schedule, no other person is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property Rights of the Company in a manner that has a material impact on the business of the Company, except for such infringement, misappropriation or unlawful or unauthorized use as would not be reasonably expected to have a Company Material Adverse Effect.

2.25 Disclosure. None of: (a) the representations and warranties by the Company contained in this Agreement, (b) the Company Disclosure Schedule, or (c) any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were or will be made, not misleading.

(B) As an inducement to the Parent to enter into this Agreement and to consummate the transactions contemplated herein, each Shareholder individually hereby represents and warrants to the Parent as of the date hereof and as of the Closing Date as follows:

2.26 Good Title. The Shareholder is the record and beneficial owner, and has good and marketable title to, its Company Shares as indicated on Exhibit A attached hereto, with the right and authority to sell and deliver such Company Shares to Parent as provided herein. There are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which such Shareholder is a party or by which such Shareholder is bound, with respect to the voting or transfer of any of such Shareholder’s Company Shares other than this Agreement, the Company’s Articles of Association or as indicated in the Disclosure Schedule.

2.27 Power and Authority. The Shareholder has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each agreement, certificate, and instrument in connection with or pursuant to this Agreement (collectively, the “Ancillary Documents”) to which it is party, to perform such Shareholder’s obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. All acts required to be taken by the Shareholder to enter into this Agreement and each Ancillary Document and to carry out the Transactions have been properly taken. Each of this Agreement and Ancillary Documents constitutes a legal, valid and binding obligation of the Shareholder, enforceable against such Shareholder in accordance with the terms hereof and thereof.

2.28 No Conflicts. The execution and delivery of this Agreement and each Ancillary Document to which it is party, or otherwise bound, by the Shareholder and the performance by the Shareholder of its obligations hereunder and thereunder in accordance with the terms hereof and thereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other Governmental Entity under any Laws; (ii) will not violate any Laws applicable to such Shareholder; and (iii) will not materially violate or materially breach any contractual obligation to which such Shareholder is a party or the Shareholder or its properties, or assets are otherwise bound.

2.29 No Finder’s Fee. The Shareholder has not created any obligation for any finder’s, investment banker or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

2.30 Purchase Entirely for Own Account. The Parent Shares proposed to be acquired by the Shareholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and the Shareholder has no present intention of selling or otherwise distributing the Parent Shares, except in compliance with applicable securities laws.

2.31 Available Information. Without derogating from any representation made by the Parent in this Agreement or in connection herewith, the Shareholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Parent.

Each Shareholder further expressly agrees and acknowledges that certain officers, directors and Affiliates of the Company and certain of the Shareholders, are or will be officers, directors and Affiliates of Parent or shareholders thereof. Each Shareholder waives any claim that such Shareholder may have against the Company, the Parent or any of its respective Affiliates or the other Shareholders as a result of this Transaction being an interested party transaction.

2.32 Release of Claims. In consideration of the Parent Shares and other good and valuable consideration, each Shareholder hereby irrevocably and unconditionally releases, and forever discharges each of the Company, the Parent, the other Shareholders and its respective employees, stockholders, officers, directors, agents, representatives and affiliates and their respective successors and assigns, and all persons, firms, corporations, and organizations acting on their behalf (collectively referred to as the “Related Entities”) of and from any and all actions, causes of actions, suits, debts, charges, demands, complaints, claims, administrative proceedings, liabilities, obligations, promises, agreements, controversies, damages and expenses (including but not limited to compensatory, punitive or liquidated damages, attorney’s fees and other costs and expenses incurred), of any kind or nature whatsoever, whether presently known or unknown, which the undersigned may have or claim to have against any of the Related Entities as of the date of this Release (collectively, the “Claims”), provided, however, that this release shall not and shall not be deemed to release or discharge (i) any obligations of the Parent or the Company, as the case may be, under this Agreement, (ii) any obligation of the Company to the Shareholder which arose prior to the date of this Agreement, all of which are provided for on Schedule 2.36 of the Company Disclosure Schedule and (iii) any claim a Shareholder has against an illegal act made by another Shareholder. The Shareholder expressly acknowledge that this release is intended to include in its effect, without limitation, all Claims which have arisen and of which it knows, does not know, should have known, had reason to know, suspects to exist or might exist in his favor at the time of the signing, and that this release extinguishes any such Claim or Claims. This release shall be binding upon the Shareholder and his employees, agents, representatives, personal representatives, heirs, assigns, successors and affiliates, and shall inure to the benefit of each of the Related Entities.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARENT

As an inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth in the Parent’s disclosure schedules attached hereto (the “Parent Disclosure Schedules”) (it being agreed that any matter disclosed in any Section of the Parent Disclosure Schedules will be deemed to apply to and qualify the Section of this Article III to which it corresponds in number and each other Section of this Article III to the extent that it is reasonably apparent on its face that such information is applicable to such other Section) the Parent represents and warrants to the Company as follows:

3.1 Organization, Qualification and Corporate Power. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Parent is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (as defined below). The Parent has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Parent has furnished or made available to the Company complete and accurate copies of its articles of incorporation and bylaws. The Parent is not in default under or in violation of any provision of its articles of incorporation, as amended to date, its bylaws, as amended to date, or any mortgage, indenture, lease, license or any other agreement or instrument except where such default or violation would not reasonably be expected to have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” means a material adverse effect on the assets, business, financial condition, or results of operations of the Parent and its subsidiaries, taken as a whole, provided that in no event shall any effects (whether alone or in combination) resulting from or arising in connection with any of the following be deemed to constitute, nor shall any of the following be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (a) conditions generally affecting the industries in which the Parent or its subsidiaries participate or the U.S. or global economy or capital markets as a whole; (b) any failure by the Parent to meet internal projections or forecasts or revenue or earnings predictions; (c) the execution, delivery, announcement or performance of the obligations under this Agreement or the announcement, pendency or anticipated consummation of the Transactions; (d) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (e) any changes (after the date of this Agreement) in GAAP, other applicable accounting rules or applicable Law, or changes or developments in political, regulatory or legislative conditions, or (f) the taking of any action required by this Agreement.

3.2 Capitalization. As of immediately prior to the Closing Date, but prior to giving effect to the issuance of the Parent Shares, the authorized capital stock of the Parent will consist of 100,000,000 shares of common stock, $0.0001 par value per share (“Parent Common Stock”), of which 22,680,000 shares are issued and outstanding. No other shares of Parent Stock Company Stock are issued and outstanding, and no shares of Company Stock are held in the treasury of the Company The Parent Common Stock is presently eligible for quotation and trading on the OTC Pink tier of the OTC Markets Group Inc. (“OTC Markets”) and is not subject to any notice of suspension or delisting, nor, to the Parent’s knowledge, is there any basis for such suspension or deletion. All of the issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights and have been issued in accordance with applicable laws, including, without limitation, the Securities Act. All of the issued and outstanding shares of Parent Common Stock were issued in compliance in all material respects with applicable federal and state securities laws. The Parent Shares to be issued at the Closing pursuant to the terms and provisions of this Agreement, when issued and delivered in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable and free of all preemptive rights and will be issued in compliance with applicable federal and state securities laws. Other than as set forth on Schedule 3.2 of the Parent Disclosure Schedule, there are no outstanding or authorized options, warrants, securities, rights, agreements or commitments to which the Parent is a party or which are binding upon the Parent providing for the issuance or redemption of any of Parent Stock or pursuant to which any outstanding Company Stock is subject to vesting. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Parent. Other than as listed in Schedule 3.2 of the Parent Disclosure Schedule, there are no agreements to which the Parent is a party or by which it is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under the Securities Act, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent. There are no agreements to which the Parent is not a party and by which it is not bound, with respect to the voting (including, without limitation, voting trusts or proxies) or sale or transfer (including, without limitation, agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any securities of the Parent.

Upon issue to the Shareholders, the Parent Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Parent.

3.3 Authorization of Transaction. The Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Parent of this Agreement, and the consummation by the Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Parent. The Agreement has been duly and validly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited under applicable bankruptcy, insolvency and similar laws, rules or regulations affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

3.4 Noncontravention. Neither the execution and delivery by the Parent of this Agreement nor the consummation by the Parent, of the transactions contemplated hereby, will (a) conflict with or violate any provision of the organizational documents or bylaws of the Parent, (b) require on the part of the Parent, any filing with, or permit, authorization, consent or approval of, any Governmental Entity, other than required notification to the Financial Industry Regulatory Authority (“FINRA”), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Parent, is a party or by which either is bound or to which any of its assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not reasonably be expected to have a Parent Material Adverse Effect and would not reasonably be expected to adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Parent or (e) violate any Laws applicable to the Parent or any of its properties or assets.

3.5 Subsidiaries. The Parent does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

3.6 Compliance with Laws. The Parent:

(a) the conduct and operations of its businesses is in compliance with each Law applicable to the Parent, or any of its properties or assets, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect;

(b) has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, and all prior issuances of its securities have been either registered under the Securities Act or exempt from registration;

(c) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been, within the last two years, a party to any material litigation or subject of any written threat of material litigation;

(d) is not and has not, and it is not aware that the past and present officers, directors and Affiliates of the Parent are not and have not, been the subject of any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person, relating to the Parent or to its business; and

(e) does not and will not on the Closing Date, other than as disclosed in the Parent Disclosure Schedule, have any liabilities (whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), including, without limitation, to notes payable and accounts payable, exclusive of professional fees and expenses related to the Transactions, including, without limitation, brokers’ fees, in an aggregate amount not to exceed USD $10,000, and is not a party to any executory agreements.

3.7 Assets. Parent owns or leases all tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Parent or the Parent Subsidiaries (tangible or intangible) is subject to any Security Interest. The liabilities of the Parent is listed on Schedule 3.7 of the Parent Disclosure Schedule.

3.8 Financial Statements. The Parent has provided or made available to the Company the unaudited consolidated balance sheet of the Parent (the “Parent Balance Sheet”) for March 31, 2022 (the “Parent Balance Sheet Date”), and the related unaudited consolidated statements of operations and cash flows for the year ended December 31, 2021 (collectively, the “Parent Year-End Financial Statements”. The Parent Year-End Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. The Parent Year-End Financial Statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent on a consolidated basis as of the respective dates thereof and for the periods referred to therein, and are consistent in all material respects with the books and records of the Parent.

3.9 Absence of Certain Changes. Since the Parent Balance Sheet Date (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Parent Material Adverse Effect.

3.10 Contracts. The Parent is not a party to any agreement (written or oral), other than the Transaction Documents and those listed on Schedule 3.10 of the Parent Disclosure Schedule

3.11 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a “Legal Proceeding”) which, to the Parent’s knowledge, is pending or threatened against the Parent, which (a) if determined adversely to the Parent, would have or be reasonably anticipated to have, individually or in the aggregate, a Parent Material Adverse Effect, or (b) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

3.12 Employees. The Parent has no employees and no Employee Benefit Plans. Parent has fully paid any and all amounts due, under any applicable law, to former employees of the Parent.

3.13 Certain Business Relationships with Affiliates. Except as listed in Schedule 3.13 of the Parent Disclosure Schedule, no Affiliate of the Parent (a) has any claim or cause of action against the Parent, or (b) owes any money to, or is owed any money by, the Parent. The Parent is not a party to any transactions involving the receipt or payment between the Parent and any Affiliate of the Parent which have occurred or existed.

3.14 Brokers’ Fees. None of the Parent, the Parent Subsidiaries, nor any of their Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.15 Compliance. The Company is current with its reporting obligations to OTC Markets and has not received any notice from OTC, FINRA or any other regulatory agency regarding the Company. Parent is not, on the date hereof, in possession of any material non- public information with respect to Parent or its shares and all reports and other documents filed by Parent in accordance with such reporting obligation, when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents) do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

3.16 Disclosure. No representation or warranty by the Parent contained in this Agreement (including in the Parent Disclosure Schedule), and no statement contained in any document, certificate or other instrument delivered or to be delivered by or on behalf of the Parent pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent has disclosed to the Company all material information relating to the business of the Parent or the transactions contemplated by this Agreement.

3.17 Liability for Warranties and Representations.

Notwithstanding anything contained in this Agreement or in the Law to the contrary:

(a) No Shareholder shall be liable to Parent for any breaches by the Company of any representations, warranties or covenants made by the Company herein.

(b) In no event shall the Company or the Shareholders be liable towards the Parent for any consequential, indirect, special or punitive damages sustained or incurred by the Parent in connection with representations, warranties or covenants made by Company or the Shareholders.

(c) Each representation and warranty made by the Company or the Shareholders herein is deemed to be made as of the Closing and shall survive the Closing and remain in full force and effect for a period of twelve (12) months thereafter.

(d) No claim for indemnification against a Shareholder or the Company shall be brought unless the aggregate amount of all claims made hereunder exceed US$100,000, provided that once such aggregate amount has been reached, the liability shall be for the full amount of such claims, including the aforesaid threshold amount.

(e) Each Shareholder’s liability hereunder will be limited to the actual damage for which is indemnification is sought, provided that if there is liability of multiple Shareholders, each such Shareholder’s liability shall be multiplied by such Shareholder’s shareholding percentage in the Company immediately prior to the Closing (the “Limited Liability Amount”).

(f) The sole source for collecting the Limited Liability Amount or any other indemnification or liability from any Shareholder, shall be receipt of Parent Shares held by the Shareholder, which shall be based on a price per share equal to the fair market value of such shares at the time of the calculation (as determined by a mutually acceptable reputable independent appraisal or valuation firm if the Shareholder and Parent cannot mutually determine the value after sixty days of notification thereof).

Notwithstanding the foregoing, sub-sections (c)-(e) above will not apply in case of breach of the representations made by a Shareholder in Sections 2.26 through 2.28 above)

ARTICLE IV
COVENANTS

4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable in light of the circumstances (“Reasonable Best Efforts”), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date, and (ii) the conditions to the obligations of the other Parties to consummate the Transactions are satisfied.

4.2 Governmental and Third-Party Notices and Consents.

(a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Company shall apply for an obtain the written authorization from the Israeli tax authorities to consummate the Transactions (the “Pre-Tax Ruling”).

(b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Company Disclosure Schedule, including without limitation, the Pre-Tax Ruling.

4.3 Operation of the Parties’ Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, neither the Company nor the Parent shall conduct its operations in the Ordinary Course of Business and in material compliance with all Laws applicable to the it or to any of their properties or assets and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, neither the Company nor the Parent, shall, without the written consent of the Company or Parent, as applicable (which shall not be unreasonably withheld or delayed) and except as contemplated specifically by this Agreement:

(a) issue or sell, or redeem or repurchase, any stock or other securities of such entity, or any warrants, options or other rights to acquire any such stock or other securities;

(b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(c) create, incur or assume any indebtedness for borrowed money (including obligations in respect of capital leases) except for the Company in the Ordinary Course of Business or by any of such entities in connection with the transactions contemplated by this Agreement; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

(d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases by the Company in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

(e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets by the Company in the Ordinary Course of Business;

(f) mortgage or pledge any of its property or assets, or subject any such property or assets to any Security Interest;

(g) discharge or satisfy any Security Interest or pay any obligation or liability other than by the Company in the Ordinary Course of Business;

(h) amend its certificate of incorporation, by-laws or other organizational documents;

(i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in its current accounting principles;

(j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

(k) institute or settle any Legal Proceeding;

(l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company or the Parent, as the case may be, set forth in this Agreement becoming untrue in any material respect or (ii) any of the conditions to the Transactions set forth in Article VI not being satisfied; or

(m) agree in writing or otherwise to take any of the foregoing actions.

4.4 Parent ESOP and Parent Options. Following the Closing, the Parent shall instruct the Trustee to file the Parent ESOP with the Israeli Tax Authorities and as soon as practicable thereafter, the Parent shall issue the Parent Options.

4.5 Access to Information.

(a) During the period from the date of this Agreement to the earlier to the Closing or the termination of this Agreement in accordance with the terms hereof, the Company shall permit representatives of the Parent to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company; and, the Parent shall permit representatives of the Company to have reasonable access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Parent.

(b) The Parent (i) shall treat and hold as confidential any Company Confidential Information (as defined below), (ii) shall not use any of the Company Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, “Company Confidential Information” means any information of the Company that is furnished to the Parent by the Company in connection with this Agreement; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly other than as a result of non-permitted disclosure by the Parent or its directors, officers, or employees, (B) which, after disclosure, becomes available publicly through no fault of the Parent or its directors, officers, or employees, (C) which the Parent knew prior to disclosure, provided that the source of such information was not bound by a confidentiality obligation to the Company, or (D) which the Parent rightfully obtains from a source other than the Company, provided that the source of such information is not bound by a confidentiality obligation to the Company.

4.6 Expenses. The costs and expenses of the Parent and the Company (including legal fees and expenses of the Parent and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

4.7 Company Audit and Financial Statements. A mutually agreed upon Public Company Accounting Oversight Board (PCAOB) registered accounting firm, has been, or, immediately following the Closing will be, engaged to prepare and deliver audited and interim unaudited financial statements of the Company, and pro forma financial statements reflecting the effects of the Transactions, all compliant with applicable SEC regulations for inclusion in a registration statement to be filed by the Parent. For the avoidance of doubt, this will include audited financial statements of the Company for the years ending December 31, 2021 and 2020 and no less than the first two fiscal quarters for the year 2022.

4.8 OTC Markets Quotation. Subsequent to the Closing, the Parent will use its best efforts to migrate the quotation of the Parent Common Stock from the OTC Markets Pink tier to the OTCQB tier or OTCQX tier of the OTC Markets.

4.9 Registration Statement. Within ninety (90) calendar days following the Closing, the Parent will file a Form S-1 registration statement (the “Registration Statement”) to register all the shares of Parent Shares, including additional shares to be used to raise funds from the public. The Parent shall use its commercially reasonable efforts to ensure that such Registration Statement is declared effective within sixty (60) calendar days of filing with the SEC.

The Shareholders shall execute and deliver to the Parent the Leak Out Agreement attached hereto as Exhibit D.

4.10 Articles and Bylaws. Within thirty (30) days after the Closing Date, the articles of incorporation and bylaws of the Parent shall be amended in the forms of Exhibit E and Exhibit F, respectively.

4.11 Information Provided to Shareholders. The Company shall prepare, with the cooperation of the Parent, information to be sent to the Shareholders in connection with receiving their approval of this Agreement, and related transactions. The Parent and the Company shall each use Reasonable Best Efforts to cause information provided to the Shareholders to comply with applicable federal and state securities laws requirements. Each of the Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the information sent, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the information to be sent to the Shareholders. The Company will promptly advise the Parent, and the Parent will promptly advise the Company, in writing if at any time either the Company or the Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the information sent in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. The information sent to the Shareholders shall contain the recommendation of the Board of Directors of the Company that the holders of shares of Company Preferred Stock approve the Agreement and the conclusion of the Board of Directors of the Company that the terms and conditions of the Transactions are advisable and fair and in the best interests of the Company and such holders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the information sent to the Shareholders any information with respect to the Parent, the Parent Subsidiaries, or its affiliates or associates, the form and content of which information shall not have been approved by such party in its reasonable discretion prior to such inclusion.

4.12 Purchase of Additional Company Shares. Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that prior to the filing of the Registration Statement by the Parent, the Board of Directors of each of the Company and the Parent can effectuate a further Closing and issue Parent Shares to additional shareholders of the Company in exchange for Company Shares in order to increase the percentage of shares of the Company to be owned by Parent.

ARTICLE V
DELIVERIES

5.1 Deliveries by the Shareholders.

(a) Concurrently herewith each of the Shareholders is delivering to the Parent this Agreement duly executed by each Shareholder.

(b) At or prior to the Closing, each of the Shareholders shall deliver to the Parent and to the Escrow Agent:

(i)	duly executed share transfer powers for transfer by the Shareholder of its Company Shares to the Parent (which Agreement shall constitute a limited power of attorney in the Company or any officer thereof to effectuate any Share transfers as may be required under applicable Law, including, without limitation, recording such transfer in the share registry maintained by the Company for such purpose);

(ii)	the Leak Out Agreement, duly executed by the Shareholder; and if applicable, the Regulation S Representation Letter completed and executed by the Shareholder.

(iii)	the Escrow Agreement, duly executed by the Shareholders;

5.2 Deliveries by the Parent.

(a)	Concurrently herewith, the Parent is delivering to the Shareholders and to the Company, a copy of this Agreement duly executed by the Parent;

(b)	Promptly following the Closing, the Parent shall deliver to the Escrow Agent, to be held by the Escrow Agent pursuant to the terms and provisions of the Escrow Agreement certificates representing the Parent Shares issued to the Shareholders set forth on Exhibit A, or in the alternative, book entry account statements prepared the Parent’s transfer agency reflecting the Shareholders’ ownership of the Parent Shares as set forth on Exhibit A.

(c)	a copy of the resolution of the Parent approving the Parent ESOP shall be delivered to the Company.

(d)	The Full Finance Warrant, duly executed by the Parent to be delivered to Full Finance.

(e)	the Escrow Agreement and the Trust Agreement, duly executed by the Parent and the Escrow Agent or the Trustee, as applicable;

(f)	an executed undertaking to the Israel Innovation Authority, as required by the provisions of the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984.

5.3 Deliveries by the Company.

(a) Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

ARTICLE VI
CONDITIONS TO CLOSING

6.1 Conditions to Obligations of the Parent. The obligation of the Parent to consummate the Transactions is subject to the satisfaction (or waiver by the Parent) of the following additional conditions:

(a) the Parent shall have completed all necessary legal due diligence to their reasonable satisfaction;

(b) the Parent shall have obtained all of the deliverables set forth in (i) Section 5.1 from the Shareholders and (ii) Section 5.3 from the Company, in form and substance reasonably satisfactory to the Parent;

(c) the Company shall have obtained (and shall have provided copies thereof to the Parent) all other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, which are required on the part of the Company, except such waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date, except for such non-performance or non-compliance as does not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(f) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(g) the Company shall have delivered to the Parent a certificate (the “Company Certificate”) to the effect that each of the conditions specified in clauses (d) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Company) of this Section 6.1 is satisfied in all respects; and

(h) the Company shall have delivered to the Parent a certificate, validly executed by an officer of the Company, certifying as to (i) true, correct and complete copies of the articles of association of the Company; (ii) the valid adoption of resolutions of the board of directors and Shareholders (whereby this Agreement and the Transactions were unanimously approved by the board of directors and the requisite vote of the Shareholders) and covering such other matters as the Parent shall reasonably request; (iii) the pre-ruling from the Israeli Tax Authorities; and (iv) incumbency and signatures of the officers of the Company executing this Agreement or any other agreement contemplated by this Agreement.

6.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Transaction is subject to the satisfaction of the following additional conditions:

(a)	the Company shall have completed all necessary legal due diligence to its reasonable satisfaction;

(b)	the Company shall have obtained all of the deliverables set forth in Section 5.2, in form and substance reasonably satisfactory to the Company;

(c)	the Parent shall have obtained (and shall have provided copies thereof to the Company) all of the other waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices which are required on the part of the Parent or any of its Subsidiaries, except for waivers, permits, consents, approvals or other authorizations the failure of which to obtain or effect does not, individually or in the aggregate, have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement; the representations and warranties of the Parent set forth in this Agreement (when read without regard to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Closing Date (provided, however, that to the extent such representation and warranty expressly relates to an earlier date, such representation and warranty shall be true and correct as of such earlier date), except for any untrue or incorrect representations and warranties that, individually or in the aggregate, do not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(d)	the Parent shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date, except for such non-performance or non-compliance as does not have a Parent Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

(e)	no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(f)	the Parent shall have delivered to the Company a certificate (the “Parent Certificate”) to the effect that each of the conditions specified in clauses (d) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Parent) of this Section 6.2 is satisfied in all respects; and

(g)	The Parent shall have delivered to the Company a certificate, validly executed by Secretary of the Parent certifying as to (i) true, correct and complete copies of its articles and bylaws; (ii) the valid adoption of resolutions of the board of directors of the Parent and the shareholders of the parent (whereby this Agreement and the Transactions were unanimously approved by the board of directors and the requisite vote of the Shareholders) and covering such other matters as the Company reasonably request; (iii) a good standing certificate from the Secretary of State of the State of Delaware dated within five (5) Business Days prior to the Closing Date; and (iv) incumbency and signatures of the officers of the Parent executing this Agreement or any other agreement contemplated by this Agreement.

Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that, prior to the filing of the Registration Statement by the Parent, the Board of Directors of each of the Company and the Parent can effectuate a further Closing and issue Parent Shares to a Shareholder in exchange for Company Shares in order to increase the percentage of shares of the Company to be owned by Parent.

ARTICLE VII
MISCELLANEOUS

7.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

7.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

7.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

7.4 Termination. This Agreement may be terminated prior to Closing:

(a) by written agreement of the Company and the Parent;

(b) by either the Parent or the Company if a material breach of any provision of this Agreement has been committed by another Party and such breach has not been waived or rectified within thirty (30) days after the breach; or

(c) by the Company or the Parent upon written notice to the other, with a copy to each of the Shareholders, if the Closing shall not have taken place by August 31, 2022; provided, that the right to terminate this Agreement under this Section shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

7.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.

7.6 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures delivered by fax and/or e-mail/.pdf transmission shall be sufficient and binding as if they were originals and such delivery shall constitute valid delivery of this Agreement.

7.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.8 Notices. All notices or other communications required or permitted hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given (a) if by personal delivery or electronic transmission, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a)	If to Parent:

Petrocorp Inc

353 West 48th St

4th Fl, #292

New York, NY, USA

(b)	If to the Company:

4 HaGavish St

Natanya, Israel

(c)	If to a Shareholder, to the address indicated on Exhibit A attached hereto.

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.9 Governing Law. Any and all disputes among the Parties relating to (i) the interpretation of the provisions of this Agreement or any other matters not provided for in (ii) shall be brought either in the courts located in the State of Israel or in the United States and (ii)corporate and securities matters relating to the Agreement and the Transaction shall be brought exclusively in the courts of the United States. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York, except that the provisions of the laws of the State of Delaware shall apply with respect to the rights and duties of the Board of Directors of the Parent and where such provisions are otherwise mandatorily applicable.

7.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Shareholders, Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.13 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in the County of New York in the State of New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7.8. Nothing in this Section 7.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

7.14 WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY OMITTED: SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Share Exchange Agreement as of the date first above written.

MEA TESTING SYSTEMS LTD.

By:	/s/ Menachem Cohen
Name:	Menachem Cohen
Title:	Co-Chief Executive Officer

PETROCORP INC.

By:	/s/ Doron Yom Tov
Name:	Doron Yom Tov
Title:	Chief Executive Officer

SHAREHOLDER:

[Signature Page to Share Exchange Agreement]

EXHIBIT A

Shareholders of MEA Testing Systems Ltd

A-1

EXHIBIT C

C-1